Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State/Country of Incorporation/Organization

Skechers U.S.A., Inc. II	Delaware
Skechers By Mail, Inc.	Delaware
310 Global Brands, Inc.	Delaware
Sports Brand Corporation	Delaware
Skechers USA Ltd.	England
Skechers USA Canada Inc.	Canada
Skechers USA Iberia, S.L.	Spain
Skechers USA Deutschland GmbH	Germany
Skechers USA France SAS	France
Skechers EDC SPRL	Belgium
Skechers USA Benelux B.V	Netherlands
Skechers USA Italia S.r.l	Italy
Skechers S.a.r.l.	Switzerland
Skechers Footwear (Dongguan) Co., Ltd.	China
Skechers Holdings Jersey Limited	Jersey
Skechers USA Mauritius 10	Mauritius
Skechers USA Mauritius 90	Mauritius
Skechers China Business Trust	China
Skechers Holdings Mauritius	Mauritius
Skechers Singapore Pte. LTD	Singapore
Skechers (Thailand) Ltd.	Thailand
Skechers Do Brasil Calcados LTDA	Brazil
Skechers Japan YK	Japan
Skechers Malaysia Sdn Bhd	Malaysia
Skechers Trading (Shanghai) Co. Ltd.	China
Skechers China Limited	Hong Kong
Skechers International	Jersey
Skechers International II	Jersey
Skechers Collection, LLC	California
Skechers Sport, LLC	California
Yale Investments, LLC	Delaware
Duncan Investments, LLC	California